EXHIBIT 8.1

LIST OF SUBSIDIARIES OF GLOBAL SHIP LEASE, INC.

Name	Business	Jurisdiction of Incorporation
Global Ship Lease Services Limited	Service company	United Kingdom
Global Ship Lease 1 Limited	Inactive	Cyprus
Global Ship Lease 2 Limited	Inactive	Cyprus
Global Ship Lease 3 Limited	Owns CMA CGM Matisse	Cyprus
Global Ship Lease 4 Limited	Owns CMA CGM Utrillo	Cyprus
Global Ship Lease 5 Limited	Owns Delmas Keta	Cyprus
Global Ship Lease 6 Limited	Owns Julie Delmas	Cyprus
Global Ship Lease 7 Limited	Owns Kumasi	Cyprus
Global Ship Lease 8 Limited	Owns Marie Delmas	Cyprus
Global Ship Lease 9 Limited	Owns CMG CGM La Tour	Cyprus
Global Ship Lease 10 Limited	Owns CMA CGM Manet	Cyprus
Global Ship Lease 11 Limited	Inactive	Cyprus
Global Ship Lease 12 Limited	Owns CMA CGM Chateau d’If	Cyprus
Global Ship Lease 13 Limited	Owns CMA CGM Thalassa	Cyprus
Global Ship Lease 14 Limited	Owns CMA CGM Jamaica	Cyprus
Global Ship Lease 15 Limited	Owns CMA CGM Sambhar	Cyprus
Global Ship Lease 16 Limited	Owns CMA CGM America	Cyprus
Global Ship Lease 17 Limited	Inactive	Cyprus
Global Ship Lease 18 Limited	Inactive	Republic of the Marshall Islands
Global Ship Lease 19 Limited	Inactive	Republic of the Marshall Islands
Global Ship Lease 20 Limited	Owns OOCL Tianjin	Hong Kong
Global Ship Lease 21 Limited	Owns OOCL Qingdao	Hong Kong
Global Ship Lease 22 Limited	Owns OOCL Ningbo	Hong Kong
Global Ship Lease 23 Limited	Owns CMA CGM Berlioz	Hong Kong
GSL Alcazar Inc.	Owns CMA CGM Alcazar	Republic of the Marshall Islands